Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 3, 2006, in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Team Finance LLC dated March 15, 2006.

/s/ Ernst & Young LLP

Nashville, Tennessee

March 15, 2006